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                                                       Exhibit 21


SUBSIDIARIES OF THE REGISTRANT

Unity Health Plans Insurance Corp., a Wisconsin insurance corporation Hometown Insurance Services, Inc., a Wisconsin corporation
HMO-W, Inc., a Wisconsin corporation
Valley Health Plan, Inc., a Wisconsin corporation
Compcare Health Services Insurance Corp., a Wisconsin insurance corporation United Wisconsin Insurance Company, a Wisconsin insurance corporation
United Heartland Life Insurance Company, a Wisconsin insurance corporation Meridian Marketing Services, Inc., a Wisconsin corporation
United Heartland, Inc., a Wisconsin corporation
United Wisconsin Proservices, Inc., a Wisconsin corporation
Meridian Resource Corporation, a Wisconsin corporation
CNR Health, Inc., a Wisconsin corporation
Meridian Managed Care, Inc., a Wisconsin corporation
American Medical Security Holdings, Inc., a Wisconsin corporation
American Medical Security, Inc., a Delaware corporation
American Medical Security Insurance Company, an Arizona corporation
American Medical Security Insurance Company of Georgia, a Georgia corporation U & C Real Estate Partnership, a Wisconsin general partnership
United Wisconsin Life Insurance Company, a Wisconsin insurance corporation Continental Plan Services, Inc., a Wisconsin corporation
Nurse Healthline, Inc., a Wisconsin corporation
Accountable Health Plans, Inc.,
     d/b/a Accountable Health Plans of Texas, Inc., a Texas corporation
AMS Provider Partnerships, Inc., a Wisconsin corporation
AMS HMO Holdings, Inc., a Delaware corporation
Accountable Health Plan of the Carolinas, Inc., a North Carolina corporation Atlantic Health Plans, Inc., a North Carolina corporation
Unity HMO of Illinois, Inc., an Illinois corporation
American Medical Security Health Plan, Inc.,
     d/b/a American Medical Healthcare, a Florida corporation
Crescent Medical Partnerships, Inc., a Tennessee corporation